                                AMENDMENT NO. 3


      THIS AMENDMENT NO. 3 (this "Amendment") dated as of May 28, 1999, to that Third Amended and Restated Credit Agreement referenced below, is by and among CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Company"), the subsidiaries of the Company that are borrowers under the Credit Agreement, the Lenders identified herein, FIRST UNION NATIONAL BANK, as administrative agent (the "Agent"), and NATIONSBANK, N.A., as Syndication Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

      WHEREAS, a revolving credit facility has been established in favor of the Company and the other Borrowers identified therein pursuant to the terms of that Third Amended and Restated Credit Agreement dated as of July 31, 1998 (as amended and modified, the "Credit Agreement") among the Borrowers, the lenders identified therein, First Union National Bank, as administrative agent, and NationsBank, N.A., as syndication agent;

      WHEREAS, the Company has requested certain modifications to the Credit Agreement;

      WHEREAS, the Lenders have agreed to make the requested modifications on the terms and conditions set forth herein;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.1 The following definitions in Section 1.1 of the Credit Agreement are amended and modified, or added, to read as follows:

           "Adjusted Fixed Charges" shall mean the sum of (i) interest expense, operating lease expense and taxes for the Company and its Consolidated Subsidiaries for the most-recently ended Rolling Period, plus (ii) current maturities of Funded Debt for the Company and its Consolidated Subsidiaries as of the last day of such period; provided, that (A) in the event that any Permitted Acquisition has been consummated during such Rolling Period and the pro forma results of the business so acquired are included in the calculation of Adjusted EBITDAR, the Adjusted Fixed Charges for such Rolling Period shall be calculated for the Company and its Consolidated Subsidiaries including such Permitted Acquisition based on such pro forma combined historical financial statements and (B) "Adjusted Fixed Charges" shall not include (i) scheduled commitment reductions occurring hereunder within one year of the date of determination or (ii) scheduled commitment reductions and/or sinking fund payments, or the like, under the Lease Financing Facility occurring within one year of the date of determination.

           "Business Day" shall mean any day not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, New York, New York or [______], Pennsylvania are authorized or required by law to close.

           "Capital Expenditures" shall mean expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition of such assets; provided that as used herein "Capital Expenditures" shall not include (i) Permitted Acquisitions or (ii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property.

           "Collateral Security Documents" shall mean collectively, this Agreement, the Pledge Agreements, the Security Agreement, the Mortgages, and related stock certificates and stock powers and financing statements, the Intercreditor Agreement, if any, and any additional documents granting security to Agent for the ratable benefit of the Secured Parties.

           "Commitment" shall mean the maximum aggregate principal amount up to which the Lenders, on a several basis, have agreed to make Advances under
      Section 2 hereof and/or participate in the issuance of Letters of Credit under Section 2A hereof, being NINETY MILLION DOLLARS ($90,000,000) on the date hereof, as such maximum aggregate principal amount may be decreased from time to time pursuant to Paragraph 2.8 hereof, but shall not include the Tranche B Commitment under Section 2.1A hereof.

           "Consolidated Proforma Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of Adjusted EBITDAR to Proforma Adjusted Fixed Charges.

           "Eligible Assignee" means (i) a lender hereunder; (ii) an Affiliate of a lender hereunder or any fund that invests in bank loans and is managed by an investment advisor to a Lender; and (iii) any other Person (other than a Person in a Permitted Line of Business) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
      Section 10.2, the Borrowers (such approval by the Administrative Agent or the Borrowers not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrowers if no objection is received by the assigning lender and the Administrative Agent from the Borrowers within two Business Days after notice of such proposed assignment has been provided by the assigning lender to the Borrower); provided, however, that neither the Borrowers nor an Affiliate of any Borrower shall qualify as an Eligible Assignee.

           "Intercreditor Agreement" means any Intercreditor Agreement entered into by the Secured Parties relating to the Collateral Security Documents.

           "Maximum Tranche B Principal Amount" shall mean the maximum principal amount of the Tranche B Commitment up to which the applicable Tranche B Lender has agreed to lend funds, as set forth in Schedule 2 attached hereto.

           "Mortgages" means those mortgages, deeds of trust, security deeds or like instruments given by the Borrowers to secure the Secured Obligations referenced therein, as amended and modified.

           "Proforma Adjusted Fixed Charges" shall mean the sum of (i) Adjusted

      Fixed Charges, plus (ii) scheduled commitment reductions hereunder occurring within one year of the date of determination, plus (iii) scheduled commitment reductions and/or sinking fund payments, or the like, under the Lease Financing Facility occurring within one year of the date of determination.

           "Secured Parties" shall mean, individually and collectively, Agent, the Lenders, the Tranche B Lenders, the Lease Financing Lenders, and, as defined in the Lease Financing Rules of Usage and Definitions, the Holders, the Lessor, the Owner Trustee, in its capacity as trustee, NationsBank, N.A., as holder of that $5 million promissory note dated as of May 28, 1999, as amended and modified, the Agent and the Syndication Agent.

           "Security Agreement" means the security agreement dated as of May 28, 1999 given by the Borrowers to secure the Secured Obligations referenced therein, as amended and modified.

           "Tranche B Advance" shall mean an advance of funds by the Tranche B Lenders under the Tranche B Commitment.

           "Tranche B Advance Request Form" shall mean a certificate in substantially the same form as the Advance Request Form with appropriate modifications to reference Tranche B Advances.

           "Tranche B Commitment" shall mean the maximum aggregate principal amount up to which the Tranche B Lenders, on a several basis, have agreed to make Tranche B Advances under Section 2.1A hereof, being FIVE MILLION EIGHT HUNDRED SIXTY-NINE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,869,500) on May 28, 1999 (being the date of Amendment No. 3), as such maximum aggregate principal amount may be decreased from time to time hereunder.

           "Tranche B Lenders" shall mean individually and "Tranche B Lenders" shall mean individually and collectively, the institutions identified on
      Schedule 2 attached hereto and their respective successors and assigns in accordance with Paragraph 10.2 hereof (which as provided therein, requires the prior written consent of the Borrowers under certain circumstances), so long as such institution retains any portion of the Tranche B Commitment or Tranche B Loan hereunder.

           "Tranche B Loan" shall mean the outstanding principal balance of indebtedness advanced under the Tranche B Commitment, together with interest accrued on and fees and expenses incurred in connection with any of the foregoing.

           "Tranche B Note" shall mean individually, and "Tranche B Notes" shall mean individually and collectively the Tranche B Notes in substantially the form of the Notes shown in Exhibit C attached hereto, to be delivered by the Borrowers to the Tranche B Lenders pursuant to Section 2.1A(b) hereof, as the same may be amended, modified, extended, consolidated or restated from time to time.

           "Tranche B Pro Rata Share" shall mean, as to a Tranche B Lender at any time, the ratio which the outstanding principal balance of its portion of the Tranche B Loan outstanding at such time hereunder bears to the aggregate outstanding principal balance of the Tranche B Loan at such time.

           "Tranche B Required Lenders" shall mean those Tranche B Lenders (which may include the Agent in its capacity as a Lender) holding Tranche B Pro Rata Shares of the Tranche B Loan in excess of fifty percent (50%).

           "Tranche B Termination Date" shall mean the earlier of (i) December 31, 1999 or (ii) the date on which the Tranche B Commitment may have been terminated hereunder.

      1.2 A new Section 2.1A is inserted immediately following Section 2.1 to read as follows:

           2.1A Tranche B Commitment.

                (a) Tranche B Commitment. From time to time prior to the Tranche B Termination Date, subject to the provisions below, each Tranche B Lender severally agrees to make Tranche B Advances to Borrowers up to such Tranche B Lender's Maximum Tranche B Principal Amount as set forth on
      Schedule 2 attached hereto, and borrowers may repay at the offices of Agent and reborrow under the Tranche B Commitment, up to an aggregate principal amount not to exceed at any time outstanding the amount of the Tranche B Commitment as from time to time in effect. The obligations of the Borrowers hereunder are and shall be joint and several. Each of the Borrowers hereby irrevocably authorizes and requests that the Company execute all Tranche B Advance Request Forms, make all elections as to interest rates and take any other actions required or permitted of Borrowers hereunder, on its respective behalf, in each case with the same force and effect as if such Borrower had executed such Tranche B Advance Request form, made such election or taken such other action itself.

                (b) Tranche B Promissory Notes. The indebtedness of the Borrowers to each Tranche B Lender under the Tranche B Loans will be evidenced by a Tranche B Note executed by the Borrowers, jointly and severally, in favor of such Lender. The original principal amount of each Tranche B Lender's Tranche B Note will be the amount identified in
      Schedule 2 attached hereto as its Maximum Tranche B Principal Amount; provided, however, that notwithstanding the face amount of each such Note, the Borrowers' liability under each of such Note shall be limited at all times to the actual indebtedness, principal, interest, fees and expenses, then outstanding to such Tranche B Lender under the Tranche B Loan.

                (c) Tranche B Lenders' Participation. The Tranche B Lenders shall participate in the Tranche B Loan in the Maximum Tranche B Principal Amounts and Tranche B Pro Rata Shares set forth in Schedule 2 attached hereto.

                (d) Use of Proceeds. Tranche B Advances under the Tranche B Commitment may be used for the same purposes provided in Section 2.4 for Advances.

                (e) Repayment. The aggregate outstanding principal balance of the Tranche B Loan shall be due and payable in full on the Tranche B Termination Date; provided, however, that notwithstanding the foregoing, the entire outstanding balance of the Tranche B Loan shall be payable in full on the date of acceleration of the Tranche B Loan as provided herein.

                (f) Interest. The Tranche B Loan shall bear interest at the same rates and as provided in Section 2.8 for Advances.

                (g) Tranche B Advances. Tranche B Advances shall be made as provided in Section 2.9 for Advances (with appropriate modifications to refer to the Tranche B Advances).

                (h) Adjustments to Tranche B Commitment.

                     (i) Optional Reduction by Borrowers. Borrowers shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to Agent, to reduce the Tranche B Commitment in whole or in part pro rata among the Tranche B Lenders in increments of $1,000,000, without penalty or premium, provided that on the effective date of such reduction Borrowers shall make a payment to the Agent for the account of the Tranche B Lenders in an amount, if any, by which the aggregate outstanding principal balance of the Tranche B Loan exceeds the amount of the Tranche B Commitment, as then so reduced, together with accrued interest on the amount so prepaid, and, if a portion is paid prior to the last day of an Interest Period, any amounts which may be due pursuant to Paragraph 2.10 hereof.

                     (ii) Termination by Lenders. Pursuant to Paragraph 8.2 hereof, Tranche B Required Lenders shall have the right to terminate the Tranche B Commitment at any time, in their sole discretion and upon notice to Borrowers, upon the occurrence of any Event of Default hereunder. Any payment following the occurrence of any Event of Default, acceleration and demand for payment shall include the payment of any amounts due pursuant to Paragraph 2.10 hereof.

                     (iii) Pro Rata Reductions in Maximum Tranche B Principal Amounts; Restoration Only with Consent. Any termination or reduction of the Tranche B Commitment shall result in pro rata reduction in each Tranche B Lender's Maximum Tranche B Principal Amount, and shall be permanent; and the commitment and respective Maximum Principal Amounts cannot thereafter be restored or increased without the written consent of all Tranche B Lenders.

                (i) Voluntary Prepayments. Voluntary prepayments may be made on the Tranche B Loan as provided in Section 2.9(a) for Advances.

                (j) Funding Costs and Loss of Earnings. The provisions of
      Section 2.10 shall apply with equal effect to the Tranche B Loan.

                (k) Payments. The provisions of Section 2.11 shall apply with equal effect to the Tranche B Loan.

                (l) Tranche B Commitment Fee. Borrowers shall pay to the Agent, for the benefit of the Tranche B Lenders, a non-refundable commitment fee on the average unused portion of each Tranche B Lender's Maximum Tranche B Principal Amount as from time to time in effect from the date hereof through the Tranche B Termination Date at the applicable rate, and payable as, provided in Section 2.12 for the Commitment based on the ratio of Adjusted Total Debt to Adjusted EBITDAR for the Company and its Consolidated Subsidiaries.

                (m) Regulatory Changes in Capital Requirements. The provisions of Section 2.16 shall apply with equal effect to the Tranche B Loan.

                (n) Taxes. The provisions of Section 2.17 shall apply with equal effect to the Tranche B Loan.

                (o) Representations and Warranties. The representations and warranties in Section 3 shall be extended also to the Tranche B Lenders and apply with equal effect to the Tranche B Loan.

                (p) Conditions to Tranche B Advances. The provisions of Sections
      4.2 and 4.3 shall apply with equal effect to the Tranche B Advances.

                (q) Covenants. The affirmative covenants of Section 5 and the negative covenants of Section 6 shall be extended also to the Tranche B Lenders and shall remain in effect until the Tranche B Loan is paid in full and the Tranche B Commitment has been terminated.

                (r) Collateral and Rights of Set-Off. The provisions of Section 7 shall be extended also to the Tranche B Lenders and apply with equal effect to the Tranche B Loan.

      1.3 In Section 2.8 of the Credit Agreement, subsection (b) is amended in its entirety to read as follows:

                (b) Scheduled Permanent Reductions in Commitments. The Commitments hereunder shall be permanently reduced on the dates and in the amounts shown below:

                Date of Reduction            Scheduled Commitment
                                               Reduction Amount

                December 31, 2000                   $ 6,000,000
                December 31, 2001                   $12,500,000
                December 31, 2002                   $12,500,000

      1.4A Section 2.9(b)(i) is hereby amended and restated to read as follows:

                (i) Asset Dispositions. Prior to January 1, 2000 in connection with each Sale of Material Assets approved by Lenders pursuant to Paragraph 6.7 hereof and on and after January 1, 2000 in connection with any sale of assets (whether or not a Sale of Material Assets subject to approval pursuant to Section 6.7 hereof), the Net Cash Proceeds to the seller of such transaction shall be paid directly to Agent for the account of Lenders and applied to the Loan as set forth in subparagraph (iv) below.

      1.4 The last sentence of subclause (iv) of clause (b) of Section 2.9 is amended in its entirety to read as follows:

           Prepayments made under clauses (ii) in respect of the incurrence of additional Indebtedness or (iii) in respect of equity issuances above prior to the Termination Date shall not reduce the Commitment and may be reborrowed in accordance with this Agreement. Prepayments made under clause (i) shall serve to reduce the Commitment hereunder on a dollar-for-dollar basis by the amount of prepayment required thereunder.

      1.5 The following sentence is added to the end of Section 4.3 of the Credit Agreement:

           Each request for an Advance (including extensions and conversions of an Advance) or a Letter of Credit and each acceptance by the Borrower of an Advance (including extensions and conversions of an Advance) or a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such request or acceptance of an Advance or Letter of Credit that the applicable conditions set forth in the foregoing sentence have been satisfied.

      1.6 Section 5.2 is amended to read as follows:

                (a) Quarterly Financial Statements. Furnish Lenders within forty-five (45) days of the end of each of the first three fiscal quarters of each fiscal year with unaudited quarterly consolidated and consolidating financial statements of the Company and its Consolidated Subsidiaries, in form and substance as reasonably required by Lenders, including a balance sheet, a consolidated statement of income and a statement of cash flows, and a certificate signed by the chief financial or chief executive officer of Borrowers stating that the financial statements fairly present the financial condition of the Company and its Consolidated Subsidiaries as of the date and for the periods covered and were prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

                (b) Monthly Financial Statements. Furnish Lenders within thirty
      (30) days of the end of each fiscal month with unaudited company-prepared consolidated and consolidating financial statements of the Company and its Consolidated Subsidiaries, in form and substance as reasonably required by Lenders, including a balance sheet, a consolidated statement of income and a statement of cash flows, and a certificate signed by the chief financial or chief executive officer of Borrowers stating that the financial statements fairly present the financial condition of the Company and its Consolidated Subsidiaries as of the date and for the periods covered in accordance with GAAP consistently applied excluding footnotes and narrative disclosures and subject to normal quarterly and year-end audit adjustments and accruals.

      1.7 Section 5.12 of the Credit Agreement is amended to read as follows:

           5.12 Additional Collateral Documentation, Etc.

           (a) The Borrowers shall, within 45 days from the date of Amendment No. 3, in the case of unencumbered properties, and within 90 days from the date of Amendment No. 3, in the case of encumbered properties, deliver to the Agent, with respect to all real property owned by the Borrowers, Mortgages and such other documents, instruments and other items of the types required by the Agent, including, but not limited to, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Agent.

           (b) As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of any Borrower, the Borrowers shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) if such Person is a Domestic Subsidiary, cause such Person to execute a joinder agreement, in form and substance satisfactory to the Agent, relating to this Credit Agreement, the Notes, the Security Agreement and the Pledge Agreement, (ii) if such Person is a Domestic Subsidiary, cause 100% of the issued and outstanding capital stock (or other ownership interest) of such Person to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (iii) if such Person is a direct Foreign Subsidiary of any Borrower, cause 65% (or such greater percentage which would not result in material adverse tax consequences) of the issued and outstanding capital stock (or other ownership interest) entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding capital stock (or other ownership interest) not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (iv) cause such Person to (A) if such Person is a Domestic Subsidiary which has any real property, deliver to the Agent, with respect to such real property, Mortgages and such other documents, instruments and other items of the types required by the Agent all in form, content and scope reasonably satisfactory to the Agent and
      (B) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder), all in form, content and scope reasonably satisfactory to the Agent.

           (c) If a Borrower shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be pledged to the Agent hereunder or under any of the Collateral Security Documents or (b) acquire or lease any real property, the Borrowers shall promptly notify the Agent of same. Each Borrower shall take such action at its own expense as requested by the Agent to ensure that the Agent has a first priority perfected lien to secure the obligations of the Borrowers under the Loan Documents in (i) all owned real property and personal property of the Borrowers located in the United States, and (ii) to the extent deemed to be material by the Agent in its sole reasonable discretion, all other owned real and personal property of the Borrowers.

           (d) The Borrowers shall promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created under the Collateral Security Documents in the Collateral (as defined in the

      Collateral Security Documents) and (ii) enable the Agent to exercise and enforce its rights and remedies under the Loan Documents in respect of the Collateral (as defined in the Collateral Security Documents).

      1.8 Sections 5.15, 5.16 and 5.17 are amended, and a new Section 5.17A is added, to read as follows:

           5.15 Funded Debt to Capital Ratio. Maintain as of the last day of each fiscal quarter of Funded Debt to Capital of not more than:

                Fiscal Quarter Ended                    Required
                                                          Ratio

                March 31, 1999                           0.75:1

                June 30, 1999                            0.75:1

                September 30, 1999                       0.75:1

                December 31, 1999                        0.75:1

                March 31, 2000                           0.70:1

                June 30, 2000                            0.70:1

                September 30, 2000                       0.70:1

                December 31, 2000                        0.65:1

                March 31, 2001 and thereafter            0.60:1

           5.16 Adjusted Total Debt to Adjusted EBITDAR. Maintain as of the last day of each fiscal quarter set forth in the left hand column below a ratio of Adjusted Total Debt to Adjusted EBITDAR for the Company and its Consolidated Subsidiaries of no more than the applicable ratio set forth in the right hand column below:

                   Fiscal Quarter Ended               Required
                                                        Ratio

                March 31, 1999                           5.80:1

                June 30, 1999                            5.80:1

                September 30, 1999                       5.80:1

                December 31, 1999                        5.60:1

                March 31, 2000                           5.50:1

                June 30, 2000                            5.25:1

                September 30, 2000                       5.25:1

                December 31, 2000                        5.00:1

                March 31, 2001 and thereafter            4.50:1

           5.17 Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter a Consolidated Fixed Charge Coverage Ratio of not less than:

                Fiscal Quarter Ended                    Required
                                                          Ratio

                March 31, 1999                           1.35:1

                June 30, 1999 through December 31, 2000  1.35:1

                March 31, 2001 and thereafter            1.50:1

           5.17A Proforma Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter a Consolidated Proforma Fixed Charge Coverage Ratio of not less than 1.0:1.

      1.9 Any requirement for additional interest rate protection under Section
      5.22 is hereby waived.

      1.10 In Section 6.1, clause (i) is amended in its entirety to read as follows:

           (i) Indebtedness pursuant to the Lease Financing Facility, pursuant to the Loan from the Lenders hereunder and pursuant to the Tranche B Loan from the Tranche B Lenders hereunder;

      1.11 In Section 6.2, the "and" immediately preceding clause (iv) is deleted and a new clause (v) is added at the end of clause (iv) to read as follows:

           and (v) guaranties by Borrowers of the Tranche B Loan.

      1.12 In Section 6.4, clause (i) is amended in its entirety to read as follows:

           (i) liens in favor of the Lenders in respect of the Loan hereunder, in favor of the Tranche B Lenders in respect of the Tranche B Loan hereunder and in favor of the Lease Financing Lenders and the Holders in respect of the Lease Financing Facility, as security for the Loan, the Tranche B Loan and the Lease Financing Facility;

      1.13 Section 6.8(a)(iv), and all language thereafter until the beginning of 6.8(b), is hereby deleted and replaced with a new Section 6.8(a)(iv) to read as follows:

      "(iv) any other acquisition approved in writing by the Required Lenders and by the Tranche B Required Lenders".

      1.14 In Section 8.1, new subsections (m), (n) and (o) are added, to read as follows:

           (m) if Borrowers shall fail to pay (i) any installment of principal on the Tranche B Loan when due; or (ii) any payment of interest or any other sum payable to the Tranche B Lenders hereunder or otherwise within three (3) days of when due;

           (n) if any Borrower shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b), (d) or (m) hereof) or in any document executed or delivered in connection herewith, including without limitation any Collateral Security Document and such default shall continue uncured for twenty (20) days after notice thereof to any Borrower given by Agent pursuant to the direction of the Tranche B Required Lenders;

           (o) if any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, Borrowers have incurred or in the opinion of Tranche B Required Lenders are reasonably likely to incur a liability or liabilities in excess of Five Hundred Thousand Dollars ($500,000) during any consecutive twelve (12) month period.

      1.15 In Section 8.2, the existing paragraph is renumbered as clause "(i)" and a new clause (ii) is added to read as follows:

           (ii) Upon the happening of any Event of Default and at any time thereafter, at the election of Tranche B Required Lenders, and by notice by Agent to Borrowers (except if an Event of Default described in Paragraph 8.l(j) shall occur in which case acceleration shall occur automatically without notice), the Tranche B Required Lenders may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of Borrowers to the Tranche B Lenders, hereunder or otherwise, to be immediately due and payable. Upon such declaration, the Tranche B Commitment shall immediately and automatically terminate and Tranche B Lenders shall have no further obligation to make any Tranche B Advance and, subject only to the terms of the Intercreditor Agreement, if any, or the terms of the Collateral Security Documents, they shall have the immediate right to enforce or realize on any Collateral in a commercially reasonable manner in any manner or order they deem expedient without regard to any equitable principles of marshaling or otherwise. Whether such a declaration has been made by Tranche B Required Lenders that the Indebtedness is due and payable following an Event of Default, the Tranche B Required Lenders may terminate the Tranche B Commitment at any time following an Event of Default by notice thereof by Agent to Borrowers. In addition to any rights granted hereunder or in any documents delivered in connection herewith, including without limitation, the Collateral Security Documents, Tranche B Lenders shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature, subject only to the terms of the Intercreditor Agreement, if any, or the terms of the Collateral Security Documents.

      1.16 In Section 9.1, the existing paragraph is renumbered as clause "(i)", the phrase in the second line of clause (i) "to Lenders on the basis" is amended to read "in respect of the Loan to the Lenders on the basis" and a new clause (ii) is added to read as follows:

           (ii) Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrowers, in respect of the Tranche B Loan to the Tranche B Lenders on the basis of their Tranche B Pro Rata Shares of the outstanding principal balance of the Tranche B Loan, except for (a) the fees payable under Paragraph 2.14 hereof, which shall be paid solely to Agent. Such distribution of payments shall be made promptly in federal funds immediately available at the office of each Lender set forth above.

      1.17 In Section 9.2, the existing paragraph is renumbered as clause "(i)" and a new clause (ii) is added to read as follows:

           (ii) In the event a Tranche B Lender, by exercise of its right of set-off, or otherwise, receives any payment of Indebtedness owing to it, hereunder or otherwise, in an amount greater than its Tranche B Pro Rata Share of such payment based upon the Tranche B Lenders' respective shares of principal Indebtedness outstanding hereunder immediately before such payment, such Tranche B Lender shall purchase a portion of the Indebtedness hereunder owing to each other Tranche B Lenders so that after such purchase each Tranche B Lender shall hold its Tranche B Pro Rata Share of all the Indebtedness then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Tranche B Lender, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, with each Tranche B Lender paying its Tranche B Pro Rata Share of any interest which the Tranche B Lender from which such recovery is obtained is required to pay.

      1.18 In Section 9.3, the existing paragraph is renumbered as clause "(i)" and a new clause (ii) is added to read as follows:

           (ii) No modification or amendment hereof, consent hereunder or waiver of any Event of Default shall be effective except by written consent of the Tranche B Required Lenders; provided, however, that the written consent of each of the Tranche B Lenders directly affected thereby shall be required to (i) modify, amend, waive, discharge, terminate or suspend compliance with (A) any rate of interest applicable to the Tranche B Loan to the extent it is proposed to be decreased, (B) the amount of the Tranche B Commitment, to the extent it is proposed to be increased, and the Tranche B Lenders' respective shares thereof; (C) the dates or amounts of payment of the Tranche B Loan, (D) the commitment fee set forth in
      Section 2.1A(l) hereof or other amounts payable by Borrowers in respect of the Tranche B Loan hereunder or dates on which they are paid except if payable solely to the Agent, to the extent any such amount is proposed to be postponed or decreased, (E) the definition of Tranche B Required Lenders, or (F) this clause (ii) of this Paragraph 9.3; or (ii) the release of any Borrower having net equity value in excess of $500,000 or the release of any Collateral valued in excess of $500,000 in the aggregate in any calendar year other than in the ordinary course of business.

      1.19 In Section 9.4, the existing paragraph is renumbered as clause "(i)" and a new clause (ii) is added to read as follows:

           (ii) The obligations of the Tranche B Lenders hereunder are several, and each Tranche B Lender hereunder shall not be responsible for the obligations of the other Tranche B Lenders hereunder, nor will the failure of one Tranche B Lender to perform any of its obligations hereunder relieve the other Tranche B Lenders from the performance of their respective obligations hereunder.

      1.20 The provisions of Sections 9.5 through 9.18, and all of the provisions of Section 10, shall apply with equal effect to the Tranche B Lenders and the Tranche B Loan.

      1.21 Section 10.2 is amended to read as follows:

           10.2 Participations and Assignments.

           (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                (i) each such assignment shall be to an Eligible Assignee;

                (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                (iii) any such assignment shall be of a constant, not varying, percentage of (A) all of the Obligations and Commitments hereunder and (B) all of the Tranche B Loans and Tranche B Commitments hereunder; and

                (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit K hereto, together with any Note subject to such assignment and a processing fee of $3,500.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 10.2(a), the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower, the Guarantors and the Agent certification as to exemption from deduction or withholding of Taxes.

           (b) The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The

      Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

           (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

           (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 2.10, Section 2.16 and
      Section 2.17, and the right of set-off contained in Section 7, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and other obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

           (e) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           (f) Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.2 hereof.

      1.22 Schedule 2 to the Credit Agreement is (i) updated to reflect updated information regarding the Lenders, their respective Maximum Principal Amounts and Percentages of Commitment, and (ii) amended and restated to include the Tranche B Lenders, their respective Maximum Tranche B Principal Amounts and Percentages of Tranche B Commitment, as attached.

      1.23 The Borrowers will, in consideration of the establishment of the Tranche B Commitment hereby, permanently terminate commitments under the Lease

      Financing Facility in an aggregate amount equal to the aggregate Tranche B Commitment promptly upon the effectiveness of this Amendment and establishment of the Tranche B Commitment hereunder.

      1.24 The Lenders, by action of the Required Lenders, acknowledge and consent to the terms of, and authorize and direct the Agent to take appropriate action to enter into, the Security Agreement and the First Amendment to Pledge Agreement, forms of which have been provided to the Lenders.

      1.25 The Borrowers covenant and agree that they will deliver Mortgages on those property locations agreed upon with the Agent and the Required Lenders (i) within 45 days of the date hereof, in the case of unencumbered properties, and (ii) within 90 days of the date hereof, in the case of encumbered properties, together with, in each case certificates of insurance evidencing flood hazard insurance (for improvements located in areas having "special flood hazards"), casualty insurance (including builders' risk and all-risk permanent policies) and liability conforming to the requirements of this Credit Agreement and the other Credit Documents, showing the Agent as sole loss payee with respect to the flood hazard and casualty insurance and as additional insured with respect to liability insurance, together with evidence of payment of premiums thereon. Failure to provide the Mortgages and related items in a timely manner will constitute an Event of Default under the Credit Agreement.

      2. This Amendment shall be effective upon satisfaction of the following conditions:

           (a) execution of this Amendment by the Borrowers and the Required Lenders;

           (b) Receipt of the entire amount of the Tranche B Commitments and execution of this Amendment by all of the Tranche B Lenders and delivery of executed Tranche B Notes;

           (c) receipt by the Agent of corporate resolutions, incumbency certificates, corporate documents and legal opinions in form and substance reasonably satisfactory to the Agent and the Required Lenders;

           (d) receipt by the Agent of the Security Agreement, the First Amendment to Pledge Agreement and UCC financing statements relating thereto, in each case duly executed by the Borrowers;

           (e) receipt by the Agent of certificates of insurance on personal property;

           (f) receipt by the Agent of (i) a waiver fee of twelve and one-half basis points (0.125%) on the Commitments of the Lenders consenting to the Waiver dated May 15, 1999 and an amendment fee of thirty-seven and one-half basis points (0.375%) on the Commitments of Lenders consenting to this Amendment, and (ii) a commitment fee of thirty-seven and one-half basis points (0.375%) on the Tranche B Commitments of the Tranche B Lenders; and

           (g) receipt by the Agent if a copy of the executed Amendment to the Lease Financing Facility providing, among other things, for the scheduled annual escrow payments, and evidence of payment to the lenders and holders thereunder of a waiver fee of twelve and one-half basis points (0.125%) on the Commitments thereunder (after giving effect to the reduction of commitments contemplated in Section 1.24 hereof) and an amendment fee of thirty-seven and one-half basis points (0.375%) on the commitments thereunder (after giving effect to the reduction of commitments contemplated in Section 1.24 hereof).

      3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

      4. The Borrowers agree to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

      5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

      6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 3 to be duly executed and delivered as of the date first above written.

CENTENNIAL HEALTHCARE             TRANSITIONAL FINANCIAL SERVICES,
INC. CORPORATION                  PARAGON REHABILITATION, INC.
CENTENNIAL/ASHTON PROPERTIES      THS PARTNERS I, INC.
CORPORATION                       THS PARTNERS II, INC.
CENTENNIAL HEALTHCARE             TRANSITIONAL HEALTH PARTNERS
PROPERTIES CORPORATION            BY:  THS PARTNERS I, INC. and THS
CENTENNIAL HEALTHCARE             PARTNERS II, INC., its
general partners
MANAGEMENT CORPORATION       PARKVIEW PARTNERSHIP
CENTENNIAL ACQUISITION            BY:  THS PARTNERS I, INC. and
THS  CORPORATION                     PARTNERS II, INC., its
general partners
CENTENNIAL PROFESSIONAL        TOTAL CARE CONSOLIDATED, INC.
THERAPY SERVICES CORPORATION   TOTAL CARE, INC.
CENTENNIAL HEALTHCARE          TOTAL HEALTH CARE SERVICES, INC.
INVESTMENT CORPORATION       TOTAL CARE OF THE CAROLINAS, INC.
CENTENNIAL HEALTHCARE HOSPITAL HCC HOME HEALTH OF LOUISIANA, INC.
CORPORATION
TRANSITIONAL HEALTH SERVICES, INC.

Attest:

   By:/s/ Daryl Griswold          By:/s/ Alan C. Dahl
      Name: Daryl Griswold          Name: Alan C. Dahl
      Title:Asst. Secretary         Title: EVP


                               FIRST UNION NATIONAL BANK, for itself
                               and as Agent


                                   By:/s/ J. Matt Maclver
                                      Name:J. Matt Maclver, Jr.
                                      Title:Vice President


                      NATIONSBANK, N.A., for itself and as
                                Syndication Agent


                                   By:/s/J. Walter Bland
                                      Name:J. Walter Bland
                                      Title:Vice President


                               AMSOUTH BANK


                                   By:/s/ J. Ken Difatta
                                      Name:J. Ken Difatta
                                      Title:Asst. Vice President


                         CREDIT LYONNAIS NEW YORK BRANCH


                                   By:/s/ Farhood Tavanqar
                                      Name:Farhood Tavanqar
                                      Title:Senior Vice President


                         NATIONAL CITY BANK OF KENTUCKY

                                   By:/s/ Roderic M. Brown
                                      Name:Roderic M. Brown
                                      Title:Vice President



                               WACHOVIA BANK, N.A.


                                   By:/s/ Gary C.Gaskill
                                      Name:Gary C Gaskill
                                      Title:Vice President


                                 SCOTIABANK INC.


                                   By:/s/ Carolyn A. Calloway
                                      Name:Carolyn A. Calloway
                                      Title:Relationship Manager


                                  COMERICA BANK


                                   By:/s/ Craig F. Durno
                                      Name:Craig F. Durno
                                      Title:Asst. V.P.

                                   Schedule 2
                               Schedule of Lenders
                                 and respective
             Maximum Principal Amounts and Percentages of Commitments

                           Existing Commitments      Tranche B Commitments

                               Maximum              Maximum Tranche B
                          Principal Amount Percent  Principal Amount   Percent
NationsBank, N.A.           $15,750,000     17.50%    $1,174,062.50     21.81%
Atlanta Plaza Building
600 Peachtree Street NE
GA1-006-19-22
Atlanta, GA  30303
Attn: Melinda Bergbom
Tel:  (404) 607-4761
Fax:  (404) 607-6343

First Union National Bank   $15,750,000     17.50%    $1,174,062.50    21.81%
301 South College Street
One First Union Center, TW-5
Charlotte, NC  28288
Attn: Matt MacIver
Tel:  (704) 374-4187
Fax:  (704) 383-9144

AmSouth Bank                $11,250,000     12.50%     $812,500.00      15.10%
1900 Fifth Avenue North
SONAT - 7th Floor
Birmingham, AL  35203
Attn: Ken DiFatta
Tel:  (205) 801-0103
Fax:  (205) 326-4790

Credit Lyonnais             $11,250,000     12.50%     $788,125.00      14.64%
1301 Avenue of the Americas
New York, NY  10019-6022
Attn: Marty Golden / Henry Reukauf
Tel:  (212) 261-7791 (Mr. Golden)
Fax:  (212) 261-3440

RaboBank                    $9,000,000      10.00%           $0          0%
1201 West Peachtree Street
Suite 3450
Atlanta, GA  30309-3450
Attn: Terrell Boyle
Tel:  (404) 877-9106
Fax:  (404) 877-9150

Comerica Bank               $6,750,000       7.50%     $472,875.00       8.79%
500 Woodward Avenue
9th Floor
Detroit, MI  48226
Attn: Craig Durno
Tel:  (313) 222-7542
Fax:  (313) 222-3420

National City Bank of       $6,750,000       7.50%     $472,875.00       8.79%
Kentucky
101 South Fifth Street
Louisville, KY  40202
Attn: Roderic M. Brown
Tel:  (502) 581-4369
Fax:  (502) 581-4424

Scotiabanc Inc.             $6,750,000       7.50%     $487,500.00       9.06%
600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA  30308
Attn: Carolyn Calloway
Tel:  (404) 877-1507
Fax:  (404) 888-8998

Wachovia Bank, N.A.         $6,750,000       7.50%           $0           .0%
MC:  GA212
191 Peachtree Street NE
Atlanta, GA  30303-1757
Attn: Gary Gaskill
Tel:  (404) 332-6519
Fax:  (404) 332-6920
                          -------------    --------   ------------    ---------
TOTAL                       $90,000,000    100.00%   $5,382,000.00     100.00%